Exhibit 10.2

MFA FINANCIAL, INC.
THIRD AMENDED AND RESTATED

2003 NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN

(as amended and restated through November 1, 2012)

1.                                       Purpose

The purpose of the Plan is to provide Nonemployee Directors of the Corporation with an opportunity to defer 100% or 50% of their Compensation while at the same time aligning their interests more closely with the interests of the stockholders of the Corporation.  This Plan is an amendment and complete restatement of the Amended and Restated 2003 Nonemployee Directors’ Deferred Compensation Plan.

2.                                       Effective Date

This Plan shall become effective on the Effective Date.

3.                                       Definitions

In this Plan, the following definitions shall apply:

“Account” - the account maintained by the Corporation for Deferred Stock Units credited in accordance with Section 6 of the Plan.

“Administrator” - the person, persons or entity appointed by the Board from time to time to manage and administer the Plan.

“Annual Meeting” - annual meetings of stockholders of the Corporation at which directors of the Board are elected.

“Board” - the Board of Directors of the Corporation.

“Code” - the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” - the Corporation’s common stock, $0.01 par value per share.

“Compensation” - the aggregate value of all annual cash compensation payable to a Nonemployee Director for service on the Board (exclusive of any reimbursable expenses relating to such Nonemployee Director’s service on the Board).

“Corporation” - MFA Financial, Inc., a Maryland corporation, and its successors.

“Deferral Period” - the five-year period, if so elected, during which Compensation for a particular year is to be deferred.  At the conclusion of the Deferral Period, such deferred Compensation will be paid out in a lump sum or, if so elected, in a specified number of annual installments not to exceed five years.  If the deferred Compensation is paid out in annual installments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.  Except as otherwise provided in Section 8(a) of the Plan, payment(s) will commence, or be made in a lump sum, no earlier than January 15 of the year first following the five-year anniversary of the applicable election date.  For example, if during 2012 a Participant elects the Deferral Period (i.e., 5 years) for Compensation deferred in 2013, the payment(s) shall be made/commence on or after January 15, 2018.

“Deferred Stock Unit” - a credit to a Participant’s Account under Section 6(b) that represents the right to receive a cash payment equal to the Fair Market Value of one Share on settlement of the Account.

“Effective Date” — November 1, 2012, the date the Plan was amended and restated.

“Equity Award” - either fully vested Shares or fully vested Restricted Stock Units.

“Fair Market Value” - for any date, the average of the high and low sales prices for Shares of the Corporation’s Common Stock, as reported by the New York Stock Exchange or such other relevant exchange on which the Corporation’s Common Stock is traded.

“Incumbent Directors” - persons who, as of the Effective Date, that constitute the Board.

“Nonemployee Director” - a member of the Board who is not also an employee of the Corporation and/or an employee of any affiliate of the Corporation.

“Participant” - each Nonemployee Director who elects to defer 50% or 100% of his or her Compensation or receives an Equity Award under this Plan.

“Plan” - MFA Financial, Inc. Third Amended and Restated 2003 Nonemployee Directors’ Deferred Compensation Plan, as it may be amended from time to time.

“Restricted Stock Unit” - a phantom interest that represents the right to receive one Share on settlement, in accordance with the Restricted Stock Unit Agreement.

“Restricted Stock Unit Agreement” - a written agreement to be entered into between the Corporation and the Participant in connection with the grant of Restricted Stock Units.

“Second Election” - an election pursuant to Section 5(c)(4) of the Plan which changes the Nonemployee Director’s prior deferral election.

“Share” - a share of Common Stock of the Corporation.

“Termination of Service” - termination of service with the Corporation, which shall be interpreted in a manner that is consistent with the definition of a “separation from service” under Section 409A of the Code and Treasury Regulation 1.409A-1(h).

4.                                       Administration

(a)                                                                                  Subject to the oversight of the Board, the Administrator shall have authority to administer the Plan, including conclusive authority to construe and interpret the Plan, to establish rules, policies, procedures, forms and notices for use in carrying out the Plan, and to make all other determinations necessary or desirable for administration of the Plan.  The Administrator may delegate some or all of its functions to another person(s) as it may deem appropriate.

(b)                                                                                 Notwithstanding any other provision herein to the contrary, the Administrator shall administer the Plan and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.

5.                                       Election to Defer Compensation

(a)                                                                                  Amount of Deferral.  A Nonemployee Director may elect to defer receipt of 50% or 100% of such Nonemployee Director’s Compensation otherwise thereafter payable to such Nonemployee Director.

(b)                                                                                 Manner of Electing Deferral.  An election to defer Compensation shall be made by each Participant by giving written notice to the Administrator in the form approved by the Administrator.  Such notice shall address, without limitation:

(1)                                                                                  the percentage of Compensation for the next calendar year to be deferred;

(2)                                                                                  the type of Equity Award to be received;

(3)                                                                                  if applicable, an election for the Account to be settled following a five-year Deferral Period; and

(4)                                                                                  an election for the Account to be settled in either a lump-sum payment or in a specified number of annual installments (not to exceed five).

(c)                                                                                  Time of Election; Effectiveness; Change of Election.

(1)                                                                                  An election to defer Compensation shall be made by a Nonemployee Director no later than the end of the taxable year preceding the year for which the Compensation was earned.  Notwithstanding the foregoing, a Nonemployee Director who first becomes eligible to participate in the Plan may make an election to defer any future Compensation within 30 days after the date of such eligibility; provided, however, that such deferral election shall only apply to the pro rata portion of the Compensation that is earned from the date of such election through the remainder of the year.

(2)                                                                                  An election shall be irrevocable as of the last day of the calendar year in which the election is made and shall continue in effect until the end of the calendar year for which Compensation is earned.

(3)                                                                                  A Nonemployee Director may change a deferral election annually by making different elections in the Annual Participant Election Form provided by the Administrator; all such changes shall only be effective prospectively for subsequent calendar years commencing at or after the time of such notice.

(4)                                                                                  Notwithstanding the foregoing, with respect to any previously deferred amounts, a Nonemployee Director may make a Second Election, which must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after it is made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment, and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

6.                                       Deferred Compensation Account

(a)                                                                                  Establishment of Account.  The Corporation will maintain Account(s) for each Participant for each year in which they elect to participate in the Plan, which will reflect the Compensation deferred by such Participant for a given calendar year.  Accounts under this Plan shall be unfunded and shall represent only an unsecured claim against the general assets of the Corporation.

(b)                                                                                 Deferred Stock Units.  In any given calendar year, a Participant’s election to defer either 50% or 100% of the Compensation earned by such Participant shall be in the form of Deferred Stock Units.  Such deferral election shall be made in accordance with the provisions of Sections 5(b) and 5(c) of the Plan.  The number of Deferred Stock Units credited to the Participant’s Account, at the time such Compensation would otherwise have been payable absent the election to defer, will be equal to (i) the otherwise payable amount divided by (ii) the Fair Market Value of a Share on the last trading day preceding the credit date.  In addition, on each date on which a cash dividend is payable on the Shares, the Participant’s Account shall be credited with a number of Deferred Stock Units equal to (i) the per Share cash dividend times the number of Deferred Stock Units then credited to the Account, divided by (ii) the Fair Market Value of a Share on the last trading day preceding the dividend payment date.  Accounts shall be credited with fractional Deferred Stock Units, rounded to the third decimal place.  Such additional Deferred Stock Units shall be paid to the Participant at the same time as Deferred Stock Units are received by the Participant with respect to the deferral of Compensation.

(c)                                  Adjustments.  In case of a stock split, stock dividend, or other relevant change in capitalization of the Corporation, the number of Deferred Stock Units credited to a Participant’s Account shall be adjusted in such manner as the Administrator deems appropriate.

7.                                       Valuation

The value of an Account as of any date on which a settlement payment is to be made under Section 9 shall be the amount equal to the number of Deferred Stock Units then credited to the Participant’s Account times the Fair Market Value of a Share on the last trading day preceding the payment date.

8.                                       Settlement

(a)                                                                                  General.  An Account shall be distributed or commence distribution to a Participant on the earlier of (i) the year first following the year in which a Termination of Service occurs, or (ii) with respect to any particular Account, the year first following the year in which the five-year Deferral Period elected by such Participant for such Account expires.  Notwithstanding the foregoing, all distribution elections shall provide that no payments may commence with respect to any Account any later than the year first following the Participant’s 72nd birthday, or such other date as may, subject to Section 409A of the Code, be approved by the Administrator.  To the extent that an Account is to be distributed to a Participant in accordance with this Section 8, such distribution shall occur on or about, but no earlier than, January 15 of the applicable distribution year.

(b)                                                                                 Lump Sum.  If a Participant elects lump sum settlement, an amount of cash equal to the value of the Account determined in accordance with Section 7 shall be paid to the Participant in accordance with Section 8(a).

(c)                                                                                  Installment Payments.  If a Participant elects settlement in installments, an amount of cash determined as hereafter provided shall be paid to the Participant in accordance with Section 8(a) in each year of the installment payment period elected.  The amount of each installment shall be equal to (i) the value of the Account as of the payment date for such installment, determined in accordance with Section 7, divided by (ii) the number of unpaid installments.  Each installment payment shall be debited to the Deferred Stock Units in a Participant’s Account.

(d)                                                                                 Payment on Death.  Notwithstanding a Participant’s settlement election, in the event of a Participant’s death an amount of cash equal to the remaining value of the Account determined as provided in Section 7 shall be paid in a single payment to the Participant’s estate as soon as possible, without undue delay, but in no event later than 90 days after the date of the Participant’s death.

(e)                                                                                  No Early Withdrawal.  No withdrawal may be made from a Participant’s Account except as provided in this Section 8.

(f)                                                                                    Cash Settlement Only.  Settlement of an Account under this Plan shall be made only in cash, via wire transfer or check in U.S. dollars.

9.                                       Equity Awards.

(a)                                                                                  Type of Equity Awards.  Nonemployee Directors shall also be eligible to receive for service on the Board annual Equity Awards in an amount and on such terms and conditions as prescribed by the Board or Compensation Committee of the Board. Such Equity Awards shall be, as elected by the Participant in accordance with this Plan, granted in the form of fully vested Shares or fully vested Restricted Stock Units.

(b)                                                                                 Election of Form of Equity Awards.

(1)                                                                                  The Participant may elect to receive each applicable Equity Award in the form of fully vested Shares or fully vested Restricted Stock Units.  Such election shall be made no later than the end of the taxable year preceding the applicable Annual Meeting.  Notwithstanding the foregoing, a Participant who first becomes eligible to participate in the Plan may make an election as to the form of the applicable Equity Award within 30 days after the date of such eligibility; provided, however, that, with respect to the then-current annual period, the Participant may elect to receive Shares only with respect to the pro rata portion of the number of Shares included in the Equity Award that are earned from the date of such election through the remainder of the year.

(2)                                                                                  The election described in Section 5(b)(2) shall be made by giving written notice to the Administrator in the form approved by the Administrator.  The Participant’s election as to the form of the Equity Award shall be irrevocable immediately prior to the first day of the applicable annual period.  Except as set forth above in Section 5(b)(2), elections described in Section 5(b)(2) shall continue in effect from period to period and from meeting to meeting, as applicable.  The Equity Award for any Participant who fails to make an election shall be granted in the form of fully vested Shares.

(3)                                                                                  A Participant’s fully vested Restricted Stock Units will be settled in accordance with the Restricted Stock Unit Agreement.

10.                                 Non-Assignability

The right of a Participant to receive any unpaid portion of the Participant’s Account may not be assigned or transferred except by will or the laws of descent and distribution, and may not be pledged or encumbered or be subject to attachment, execution, or levy of any kind.

11.                                 Amendment and Termination

This Plan may be amended, modified or terminated by the Board at any time (taking into account, without limitation, Section 409A of the Code as the Board may deem appropriate), provided that no such amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts accrued in the Participant’s Account.

12.                                 Governing Law

This Plan and all actions taken under it shall be governed by the laws of the State of New York, without reference to conflict of law principles.

13.                                 Severability

If any provision of this Plan shall be deemed illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable.

14.                                 Compliance

The Administrator is authorized to take such steps as may be necessary including, without limitation, delaying effectiveness of a Participant’s election or delaying settlement of an Account, in order to ensure that this Plan and all actions taken under it comply with any law, regulation, or listing requirement which the Administrator deems applicable or desirable, including the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

15.                                 Withholding

If the Corporation concludes that any tax is owing with respect to any deferral of income or payment hereunder, the Corporation shall withhold such amounts from any payments due the Participant, or otherwise make appropriate arrangements with the Participant for satisfaction of such obligation.

MFA FINANCIAL, INC.

THIRD AMENDED AND RESTATED

2003 NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN

ANNUAL PARTICIPANT ELECTION FORM FOR 20[•] DEFERRALS

Annual Director Compensation 20[•]

In accordance with the provisions of the MFA Financial, Inc. Third Amended and Restated 2003 Nonemployee Directors’ Deferred Compensation Plan (the “Plan”), I hereby make the following elections pursuant to the Plan:

1.                                       AMOUNT OF COMPENSATION DEFERRAL - I hereby elect to defer the annual Compensation otherwise earned and payable in to me in 20[•] by the Corporation as follows: (Check one if participating in Plan)

I elect to defer            50% or            100% of the aggregate value of the annual retainer payable to a Nonemployee Director for service on the Board of the Corporation. I understand that the deferral of Compensation will be in the form of Deferred Stock Units.

2.                                       DEFERRAL PERIOD — I hereby elect the five-year Deferral Period for Compensation earned during 20    , such that payment will be deferred until on or about January 15, 20    .  ☐ Yes ☐ No

3.                                       SETTLEMENT (Check one):

☐                                    I elect to the following installment payment period:            (indicate between two and five years) OR

☐                                    I elect a lump sum distribution in accordance with the terms of the Plan.

4.                                       TYPE OF EQUITY AWARD - I hereby elect to receive my annual Equity Award otherwise granted to me by the Corporation as follows:

☐                                    I elect to receive my Equity Awards in the form of fully vested Shares of Common Stock.

☐                                    I elect to receive my Equity Award in the form of fully vested Restricted Stock Units.  I elect to have my Restricted Stock Units settled on the date of my separation from service from the Corporation or              [will be void if left blank], whichever occurs first.

I understand that I will receive Equity Awards in the form of fully vested Shares if I fail to elect to receive my Equity Awards in the form of fully vested Restricted Stock Units.

This election is subject to all of the terms of the Plan attached hereto and on file with the records of the Corporation.  Unless otherwise defined, all defined terms used herein shall have the meanings ascribed to them in the Plan.

Dated:

Signature of Director

Please check below if you do not wish to participate in the Plan and sign below.

☐                                    I do not wish to participate in the Plan.

Dated:

Signature of Director

Accepted on the        day of                     , 20

on behalf of MFA Financial, Inc.

By: